Exhibit 99.1


 JoS. A. Bank Clothiers Announces 18.5% Increase in April 2007 Sales;
                   Comparable Store Sales Rise 7.3%


    HAMPSTEAD, Md.--(BUSINESS WIRE)--May 10, 2007--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") announces that its total net sales for the fiscal month ended May 5, 2007 (fiscal April 2007) increased 18.5% to $45.5 million versus $38.4 million in the fiscal month ended April 29, 2006 (fiscal April 2006). Comparable store sales gained 7.3% in fiscal April 2007, as compared with fiscal April 2006, while Direct Marketing sales increased 30.0%.

    Comparing the three fiscal months ended May 5, 2007 with the three fiscal months ended April 29, 2006, total net sales increased 13.9% to $129.5 million from $113.7 million. Comparing the three fiscal months ended May 5, 2007 with the corresponding three fiscal months of the prior year, comparable store sales increased 3.8% and Direct Marketing sales increased 20.7%.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 385 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/
             phoenix.zhtml?c=113815&p=irol-inforeq),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com